Exhibit 99.1

Zumiez Inc. Reports January 2009 Sales Results

Net Sales Decreased 2.0% to $20.3 Million

January 2009 Comparable Store Sales Decreased 14.8%

EVERETT, Wash.--(BUSINESS WIRE)--February 4, 2009--Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today announced the company's comparable store sales decreased 14.8% for the four-week period ended January 31, 2009, versus a comparable store sales increase of 1.7% in the year ago period ended February 2, 2008. Total net sales for the four-week period ended January 31, 2009 decreased 2.0% to approximately $20.3 million, compared to approximately $20.7 million for the four-week period ended February 2, 2008.

Based on better than expected sales and margins for the fourth quarter, the Company expects to be at the high end of its previously announced diluted earnings per share guidance range of $0.52 to $0.57 for the fiscal year ending January 31, 2009.

To hear the Zumiez prerecorded December sales message, please dial (585) 295-6795 (no passcode is required).

This guidance is based on our current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes there to be a reasonable basis for these forward-looking statements, it can give no assurance that its expectations will prove to be correct. The company reminds investors of the difficulty of accurately assessing future growth given the unpredictability of fashion trends and consumer preferences, boardsports’ popularity and participation rates, general economic conditions, weather, and other business variables and risks.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of January 31, 2009 we operate 343 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company’s quarterly report on Form 10-Q for the quarter ended November 1, 2008 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

CONTACT:
Zumiez Inc.
Trevor Lang, 425-551-1500 ext. 1564
Chief Financial Officer
or
Investors
Integrated Corporate Relations
Chad Jacobs / Brendon Frey, 203-682-8200